Exhibit 99.1

Contacts:	Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Stephanie Tomei Senior Manager, Marketing Communications +1 (408) 789-4234 stomei@accuray.com

Accuray Announces Results for Second Quarter Fiscal 2010

18 New Orders to Backlog and 11 CyberKnife Installations Drive Quarter

SUNNYVALE, Calif., February 4, 2010 — Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, announced today financial results for the second quarter of fiscal year 2010, ended December 31, 2009.

For the second quarter of fiscal 2010, Accuray reported total revenue of $57.3 million, compared to the second quarter of fiscal 2009 total revenue of $57.6 million.

Accuray reported a net loss for the second quarter of fiscal 2010 of ($1.2) million, or ($0.02) per share, compared to net income of $1.4 million, or $0.02 per diluted share, during the same period last year.

During the second quarter of fiscal 2010, 18 orders for CyberKnife® Robotic Radiosurgery Systems with a value of $84.9 million were added to company backlog, which combined with service renewal orders and other ancillary accessory orders yielded a total addition to backlog of $92.1 million.  For the first six months of fiscal 2010, Accuray added 27 CyberKnife Systems to backlog and shipped 18 units.

In the second quarter of fiscal 2010, eleven new CyberKnife Systems were installed, including the replacement of an early model, bringing the worldwide CyberKnife installation base to 190 units.

Non-cash, stock-based compensation charges were $3.2 million for the second quarter of fiscal 2010, compared to $3.6 million for the same period in fiscal 2009.

For the six months ended December 31, 2009, total revenue was $107.9 million, a five percent decrease over total revenue of $113.5 million during the same period last year.  Net loss for the first half of fiscal 2010 was ($4.5) million or a loss of ($0.08) per share, compared to a net loss of ($1.8) million or ($0.03) per share during the first half of fiscal 2009.  The net loss in the first six months of fiscal 2010 was primarily driven by product mix and higher levels of lower margin service revenue.

“We are very pleased with the number of new orders added to backlog during the second quarter, as well as the steadily expanding installed base of CyberKnife units globally,”  said Euan S. Thomson, Ph.D., Accuray’s president and chief executive officer. “Adding 27 new orders to backlog in the first six months of fiscal 2010, plus shipping 18 units validates the growing worldwide demand for the CyberKnife and bodes well for the future.”

Accuray’s cash and investment balances at the end of the second quarter of fiscal 2010 totaled $151.1 million, which includes cash and cash equivalents of $39.5 million, restricted cash of $873,000, short-term investments of $96.5 million and long-term investments of $14.3 million.

Outlook

The following statement is forward-looking and actual results may differ materially. During fiscal year 2010 Accuray expects that revenue will be in the range of $220 million to $230 million, up from its prior guidance of $215 million to $230 million. CyberKnife System revenue, which represents approximately two-thirds of total revenue, is driven by customer installation schedules.

Additional Information

Additional information regarding backlog segmentation, which will be discussed during the conference call, is available in the Investor Relations section of the company’s Web site at www.accuray.com.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Thursday, February 4, 2010 at 2:00 p.m. PT / 5:00 p.m. ET. The conference call dial-in numbers are 1-866-831-6247 (USA) or 1-617-213-8856 (International), Conference ID:  13147425. A live webcast of the call will also be available from the Investor Relations section on the company’s Web site at www.accuray.com. In addition, a recording of the call will be available by calling 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID number: 38994158, beginning at 5:00 p.m. PT / 8:00 p.m. ET, February 4, 2010 and will be available through February 7, 2010. A webcast replay will also be available from the Investor Relations section of the company’s Web site at www.accuray.com from approximately 5:00 p.m. PT / 8:00 p.m. ET today through Accuray’s release of its results for the third quarter of fiscal 2010, ending March 31, 2010.

About the CyberKnife® Robotic Radiosurgery System

The CyberKnife Robotic Radiosurgery System is the world’s only robotic radiosurgery system designed to treat tumors anywhere in the body non-invasively. Using continual image guidance technology and computer controlled robotic mobility, the CyberKnife System automatically tracks, detects and corrects for tumor and patient movement in real-time throughout the treatment. This enables the CyberKnife System to deliver high-dose radiation with pinpoint precision, which minimizes damage to surrounding healthy tissue and eliminates the need for invasive head or body stabilization frames.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to deliver more than 80,000 treatments worldwide and currently 190 Systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

This press release contains forward-looking statements, including those concerning Accuray’s expectations about revenue for fiscal year 2010, the portion of revenue attributable to CyberKnife system revenue, customer installation schedules, realization of backlog, service activity and stock based compensation. Forward looking statements involve risks and uncertainties that may lead to actual results varying materially from the forward looking statements. Accordingly, investors are cautioned not to place undue reliance on such statements. Many factors could cause actual performance or results to differ materially from these forward looking statements, including, but not limited to the uncertainties associated with the medical device industry; variability of installation and sales cycle including customer financing and construction delays; changes in the regulatory environment, including reimbursement for CyberKnife procedures; market acceptance of products; and the impact of competition. These and other risks are discussed under the heading “Risk Factors” in our report on Form 10-K for the 2009 fiscal year as well as in our quarterly report on Form 10-Q, for the second quarter of fiscal year 2010, both of which have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information.

Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Six months ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Net revenue:
Products	$35,686	$41,301	$66,032	$78,756
Shared ownership program	456	876	937	1,912
Services	20,688	13,922	40,342	29,829
Other	491	1,538	585	2,997
Total net revenue	57,321	57,637	107,896	113,494
Cost of revenue:
Cost of products	17,556	17,520	32,207	32,264
Cost of shared ownership program	329	207	650	469
Cost of services	13,133	8,972	27,053	20,157
Cost of other	339	1,529	403	2,766
Total cost of revenue	31,357	28,228	60,313	55,656
Gross profit	25,964	29,409	47,583	57,838
Operating expenses:
Selling and marketing	10,063	10,723	18,712	24,203
Research and development	7,769	8,794	15,431	17,548
General and administrative	10,430	9,259	19,360	19,692
Total operating expenses	28,262	28,776	53,503	61,443
Income (loss) from operations	(2,298)	633	(5,920)	(3,605)
Interest and other income, net	426	748	911	1,861
Income (loss) before provision for income taxes	(1,872)	1,381	(5,009)	(1,744)
Provision (benefit) for income taxes	(696)	31	(557)	85
Net income (loss)	$(1,176)	$1,350	$(4,452)	$(1,829)

Net income (loss) per common share, basic and diluted:
Basic	$(0.02)	$0.02	$(0.08)	$(0.03)
Diluted	$(0.02)	$0.02	$(0.08)	$(0.03)

Weighted average common shares outstanding used in computing net income (loss) per share:
Basic	57,405	55,064	57,112	54,845
Diluted	57,405	58,267	57,112	54,845

Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$445	$547	$676	$1,179
Selling and marketing	$655	$935	$1,463	$1,980
Research and development	$653	$751	$1,301	$1,533
General and administrative	$1,496	$1,348	$2,914	$3,860

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	December 31,	June 27,
	2009	2009
Assets
Current assets:
Cash and cash equivalents	$39,463	$36,835
Restricted cash	873	527
Short-term available-for-sale securities	74,504	64,634
Trading securities	22,011	—
Accounts receivable, net of allowance for doubtful accounts of $24 at December 31, 2009 and $484 at June 27, 2009	37,433	36,427
Inventories	25,292	28,909
Prepaid expenses and other current assets	8,973	6,186
Deferred cost of revenue—current	15,761	18,984
Total current assets	224,310	192,502
Long-term available-for-sale securities	14,254	35,245
Long-term trading securities	—	22,007
Property and equipment, net	12,502	15,066
Goodwill	4,495	4,495
Intangible assets, net	517	668
Deferred cost of revenue—noncurrent	2,817	2,933
Other assets	1,622	1,470
Total assets	$260,517	$274,386
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,175	$14,941
Accrued expenses	18,345	15,768
Customer advances—current	13,577	13,185
Deferred revenue—current	53,098	68,105
Total current liabilities	96,195	111,999
Long-term liabilities:
Long-term other liabilities	697	708
Deferred revenue—noncurrent	6,218	7,777
Total liabilities	103,110	120,484

Stockholders’ equity
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding.	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares; issued: 59,847,863 and 58,783,547 shares at December 31, 2009 and June 27,2009, respectively; outstanding: 57,707,845 and 56,643,529 shares at December 31, 2009 and June 27, 2009, respectively	58	57
Additional paid-in capital	282,048	273,946
Accumulated other comprehensive income	270	416
Accumulated deficit	(124,969)	(120,517)
Total stockholders’ equity	157,407	153,902
Total liabilities and stockholders’ equity	$260,517	$274,386